EXHIBIT 10.4

                            ASSET PURCHASE AGREEMENT


            THIS AGREEMENT, dated as of March 20, 1992, among CARRIAGE FUNERAL SERVICES, INC., a Delaware corporation (the "Purchaser"), WALLIS & SON FUNERAL HOMES, INC., a Georgia corporation ("Wallis"), LANE FUNERAL HOME, INC., a Delaware corporation ("LaneDelaware"), LANE FUNERAL HOME, INC., a Tennessee corporation ("Lane-Tennessee") (Wallis, Lane-Delaware and Lane-Tennessee being sometimes referred to herein singly as a "Company" and collectively as the "Companies"), SCI FUNERAL SERVICES OF GEORGIA, INC., a Delaware corporation ("SCI-Georgia"), and SENTINEL GROUP, INC., a Delaware corporation ("Sentinel") (SCI-Georgia and Sentinel being sometimes hereafter referred to singly as "Shareholder" and collectively as the "Shareholders");


                              W I T N E S S E T H:

            WHEREAS, Wallis owns and operates the Wallis & Son Funeral Home in La Fayette, Georgia (the "Wallis Home"), LaneDelaware owns and operates the Erwin-Petitt Funeral Home in Summerville, Georgia (the "Erwin Home"), and Lane-Tennessee owns and operates the Williamson & Sons Funeral Home in Soddy-Daisy, Tennessee (the "Williamson Home") (the Erwin Home, the Wallis Home and the Williamson Home being sometimes collectively referred to herein as the "Homes"); and

            WHEREAS, SCI-Georgia owns all of the issued and outstand-

ing capital stock of Wallis, and Sentinel owns all of the issued and outstanding capital stock of Lane-Delaware and Lane-Tennessee; and

            WHEREAS, the parties desire that the Purchaser acquire substantially all of the assets, rights and properties of the Homes from the Companies, all on the terms and subject to the conditions hereinafter set forth;

            NOW, THEREFORE, the parties agree as follows:

            1. PURCHASE AND SALE OF ASSETS.

                  1.1. TRANSFER OF ASSETS. Subject to the provisions of this
            Agreement, the Companies agree to sell and the Purchaser agrees to purchase, at the Closing referred to in Section 2.1, all of the properties, assets, rights and business of the Homes described below, as they shall exist at the time of the Closing (collectively, the "Assets"), excluding those described in Section 1.2:

                        (i) accounts and notes receivable;

                        (ii) inventories of caskets, accessories, monuments and
                  other goods and inventories;

                       (iii) machinery, equipment, motor vehicles (including
                  vehicles currently leased by one or more of the Companies, to be purchased by them prior to Closing and resold to the Purchaser hereunder), furniture, fixtures, supplies, tools and other fixed assets and property, plant and equipment, including those described on Schedule 3.7;

                        (iv) the leasehold interests under the leases described
                  on Schedule 1.5;

                        (v) all cash balances in bank accounts and certificates
                  of deposit, but only if such cash balances or certificates of deposit are either (i) committed fund obligations under preneed contracts, or (ii) proceeds from sales of inventory or collections of accounts receivable described on the listing to be delivered to the Purchaser pursuant to Section 7.10;

                        (vi) the rights of the Company under pre-need contracts
                  and the other agreements, leases and commitments described on
                  Schedule 1.5;

                        (vii) all rights to the names "Erwin-Petitt Funeral
                  Home," "Wallis & Sons Funeral Home" and "Williamson & Sons Funeral Home" and all derivatives thereof;

                        (viii) all permits, licenses, books, records, brochures
                  and literature, rights in unemployment compensation, industrial accident and other similar funds, and prepaid items; and

                        (ix) all other assets, rights and properties owned or
                  held by the Companies at the time of Closing and used in the operation of, or in connection with, the business of the Homes or located thereon, excluding those described in Section 1.2.

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            At the Closing, the Company shall convey to the Purchaser the Assets free and clear of any and all liens, security inter ests, pledges, encumbrances, or title restrictions of any kind (collectively, "Liens").

                  1.2. RETAINED ASSETS. Notwithstanding the foregoing, the
            following properties, assets, rights and interests (the "Retained Assets") are hereby excluded from the purchase and sale contemplated hereby and are therefore not included in the Assets:

                        (i) all cash on hand or on deposit, including bank
                  account balances, certificates of deposit and marketable securities, excluding, however, account balances and certificates of deposit described in Section 1.1(v);

                        (ii) the corporate records, minutes of proceedings,
                  stock records and corporate seal of the Companies, and any shares of the Companies' capital stock held in their treasury;

                        (iii) the Companies' share of any prepaid federal income
                  taxes and any rights to or claims for federal income tax refunds; and

                        (iv) all assets, rights and properties of funeral homes
                  owned and operated by the Companies, other than the Homes.

                  1.3. PURCHASE PRICE. The purchase price for the Assets shall be $2,036,589, all of which shall be paid in cash at Closing by wire transfer to such account as the Shareholders shall designate prior to Closing.

                  1.4. PURCHASE PRICE ALLOCATION. At or before the Closing, and as a condition thereto, the Purchaser, the Companies and the Shareholders shall agree in writing to an allocation of the purchase price for the Assets, and the Purchaser and the Shareholders agree to use such allocation for all tax, accounting and other reporting purposes (including any information furnished under Section 1060 of the Internal Revenue Code of 1986, as amended).

                  1.5. ASSUMPTION OF LIABILITIES. The Purchaser, upon the sale and purchase of the Assets, shall, subject to Section 1.6. below, assume and agree to pay or discharge only the following liabilities and obligations of the Companies (collectively, the "Assumed Liabilities"):

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                        (i) liabilities under the preneed contracts described in
                  Section 3.9; and

                        (ii) obligations arising after Closing under the
                  agreements and leases and commitments described on Schedule
                  1.5 hereto (the "Assumed Contracts").

                  The assumption by the Purchaser of the Assumed Liabilities shall not enlarge any rights or remedies of any third parties under any contracts or arrangements with the Companies. Nothing herein shall prevent the Purchaser from contesting in good faith any of the Assumed Liabilities. At Closing, the Purchaser shall deliver to the Shareholders an instrument (which may be combined with one or more contract assignments), dated the Closing Date and reasonably satisfactory in form and substance to the Shareholders, pursuant to which the Purchaser will assume the Assumed Liabilities.

                  1.6. LIMITATIONS ON ASSUMPTION. Notwithstanding Section 1.5.
            above, the Purchaser will not assume and does not agree to pay or discharge any obligations or liabilities of the Companies not specifically included in the Assumed Liabilities and, in particular, Purchaser shall not assume or agree to pay or discharge any of the following:

                        (i) any notes or accounts payable of any kind,
                  regardless of whether entered into in the ordinary course of business;

                        (ii) any federal, state or local tax of any type,
                  whether arising by reason of the sale of the Assets or by operation of the Companies prior to the Closing Date;

                        (iii) any losses, costs, damages or expense based upon
                  or arising from any claims, litigation, legal proceedings or other actions against the Companies based upon any set of facts occurring prior to the Closing;

                        (iv) the liabilities and obligations under any
                  warranties to customers with respect to goods or products sold or services provided by the Companies prior to Closing;

                        (v) all personal injury, product liability claims,
                  claims of environmental damage, claims of

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                  hazards to health, strict liability, toxic torts, enforcement proceedings, cleanup orders and other similar actions or claims instituted by private parties or governmental agencies, with respect to the conduct of the business and operations of the Companies prior to Closing; or

                        (vi) any other liability or obligation not specifically
                  included within the Assumed Liabilities.

                  1.7. CERTAIN PRORATIONS. All normal and customarily proratable items, including without limitation, real estate and personal property taxes, rents under leases and utility bills, and payments under the Assumed Contracts shall be prorated as of the Closing Date, the Companies being charged and credited for all of same up to such date and the Purchaser being charged and credited for all of same on and after such date. Utility services will be transferred to the Purchaser's name on the Closing Date. If the actual amounts to be prorated are not known as of the Closing Date, the prorations shall be made on the basis of the best evidence then available, and thereafter, within thirty (30) days after actual figures are received, a cash settlement will be made between the Companies and the Purchaser.

                  1.8. INSTRUMENTS OF TRANSFER. At the Closing, the Companies
            shall deliver to the Purchaser such instruments of transfer, assignment and conveyance, including (without limitation) bills of sale, contract assignments and assignments of motor vehicle registrations, transferring title to the Assets to the Purchaser as may reasonably be requested by the Purchaser. Such instruments shall be reasonably satisfactory in form and substance to the Purchaser and shall vest in the Purchaser good and marketable title to all the Assets, free and clear of all Liens.

                  1.9. DELIVERY OF RECORDS, CONTRACTS AND TRUST FUNDS. At the
            Closing, the Companies will deliver to the Purchaser all of the Assumed Contracts, with such assignments thereof and consents to assignment as the Purchaser shall deem necessary to assure the Purchaser of their full benefit. Simultaneously with such deliveries, the Companies shall take all requisite steps to put the Purchaser in actual possession and operating control of the Assets and all of the Companies' business records, books and other data. In addition, at the Closing, the Share-

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            holders, the Companies and the Purchaser shall coordinate with one another in taking all necessary or appropriate action to cause the transfer of the trust funds referred to in Section 3.9 including, without limitation, the obtaining of governmental and third party consents and, if necessary, the substitution of a successor trustee by the Purchaser or a designee of the Purchaser.

                  1.10. FURTHER ASSURANCES. The Shareholders and the Companies
            shall from time to time after the Closing, without further consideration, execute and deliver such instruments of transfer, conveyance and assignment (in addition to those delivered pursuant to Section 1.8), and shall take such other action, as the Purchaser may reasonably request to more effectively transfer, convey and assign to and vest in the Purchaser, and to put the Purchaser in actual possession and control of, each of the Assets.

            2. THE CLOSING. The Closing shall occur at the offices of Butler & Binion, 1000 Louisiana, Suite 1600, Houston, Texas, at 9:00 a.m. on the tenth business day following the Purchaser's receipt of the approval referred to in Section 7.9, or at such other date, time or place as may be mutually agreed upon by the parties, but in no event later than August 31, 1992. The date and time of the Closing is herein called the "Closing Date", and shall be deemed to have occurred as of the commencement of business on the Closing Date. All action to be taken at the Closing as hereinafter set forth, and all documents and instruments executed and delivered, and all payments made with respect thereto, shall be considered to have been taken, delivered or made simultaneously, and no such action or delivery or payment shall be considered as complete until all action incident to the Closing has been completed.

            3. REPRESENTATIONS AND WARRANTIES OF THE COMPANIES AND THE SHAREHOLDERS. The Companies and the Shareholders jointly and severally represent and warrant to and agree with the Purchaser that:

                  3.1. ORGANIZATION AND EXISTENCE. Each Company and each
            Shareholder is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has all requisite corporate power to enter into and perform its obligations under this Agreement.

                  3.2. OWNERSHIP OF THE COMPANIES. All of the issued and
            outstanding shares of capital stock of Wallis

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            are owned of record and beneficially by SCI-Georgia, and all of the issued and outstanding shares of capital stock of Lane-Delaware and Lane-Tennessee are owned of record and beneficially by Sentinel.

                  3.3. CERTAIN FINANCIAL INFORMATION. During the twelve months ended December 31, 1991, the Wallis Home, the Erwin Home and the Williamson Home had gross revenues (less discounts) of at least $345,506, $515,757 and $741,670, respectively, and performed at least 90, 108 and 188 adult funeral services, respectively. Attached hereto as Schedule 3.3 is a listing of the accounts receivable and inventory of each Home as of December 31, 1991, and (as shown on such Schedule) the total inventories (determined at cost) and accounts receivable (face value net of reasonable reserves) of each Home at such date are as set forth below:

                                                            ACCOUNTS
                                   INVENTORIES            RECEIVABLES
                                   -----------            -----------
               Wallis Home         $   9,168               $  78,369
               Erwin Home          $  18,709               $  88,605
               Williamson Home     $  35,257               $ 158,784

                  3.4. TITLE TO AND STATUS OF PROPERTIES. The Companies are in
            actual possession and control of all properties owned or leased by them which are required in the conduct of their business, and have good and marketable title to all of the Assets to be sold and conveyed to the Purchaser under this Agreement, free and clear of any and all Liens.

                  3.5. REAL PROPERTY. The Shareholders have provided to the
            Purchaser a copy of the most recently available title policies, title commitments, surveys and environmental assessment reports on the real property leased to the Companies under the leases described on Schedule 1.5 (hereafter referred to collectively as the "Real Property"). There is not pending or, to each Shareholder's knowledge, threatened any proceeding for the taking or condemnation of the Real Property or any portion thereof. Since June 22, 1973 (in the case of the Wallis Home) or since August 30, 1991 (in the case of the Erwin Home and the Williamson Home), no toxic or hazardous wastes (as defined by the U.S. Environmental Protection Agency, or any similar state or local agency) or hazardous substances (as defined under the Comprehensive Environment Response, Compensation and Liability Act of

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            1980, as amended, or the Resource Conservation and Recovery Act, as amended, or any similar state or local statute or regulation) have been generated, stored, dumped, located or released onto or from any portion of the Real Property, except for substances, such as formaldehyde, that are used in the operation of the Real Property as a funeral home or otherwise in the ordinary course of business and have been properly used, stored and disposed of in accordance with applicable legal requirements, and except for any of the foregoing which would not, individually or in the aggregate, have a material adverse impact on the financial condition, operations, properties or prospects of any of the Homes. The Real Property is not now subject to any reclamation, remediation or reporting requirements of any federal, state, local or other governmental body or agency having jurisdiction over the Real Property. To each Shareholder's knowledge, none of the Real Property contains any underground storage tanks or PCBs.

                  3.6. ABSENCE OF CHANGES OR EVENTS. Since December 31, 1991,
            there has not been:

                        (i) any material adverse change in the financial
                  condition, operations, properties or prospects of any Home;

                        (ii) any material damage, destruction or losses against
                  any of the Homes or any waiver any rights of material value to any of the Homes;

                        (iii) any claim or liability for any material damages
                  for any actual or alleged negligence or other tort or breach of contract against or affecting any of the Homes; or

                        (iv) any transaction or event entered into or affecting
                  any of the Homes other than in the ordinary course of the business.

                  3.7. FIXED ASSETS. Schedule 3.7 hereto lists all motor
            vehicles, equipment, fixtures and other major fixed assets owned by the Companies which are used in the operation of, or in connection with, the business of the Homes or located thereon. All such Assets are, taken as a whole, in operating condition and repair, ordinary wear and tear excepted.

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                  3.8. CONTRACTS AND COMMITMENTS. Each Assumed Contract is valid and in full force and effect and none of the Companies, nor, to each Shareholder's knowledge, any of the other parties thereto, are in default thereunder.

                  3.9. PRE-NEED CONTRACTS AND TRUST ACCOUNTS. On or before March
            31, 1992, the Companies will deliver to the Purchaser a Schedule listing, as of December 31, 1991, (i) all preneed contracts of each Home unfulfilled as of the date thereof, including contracts for the sale of funeral merchandise and services, and (ii) all trust accounts relating to the Homes, indicating the location of each and the balance thereof. In addition, on or before three business days prior to Closing, the Companies shall deliver to the Purchaser a Schedule listing the information described in such clauses (i) and
            (ii) as the date thereof. All funds received by each Company for the Homes under preneed contracts entered into after August 30, 1991 have been deposited in the appropriate accounts and administered and reported in accordance with the terms thereof and as required by applicable laws and regulations. To each Shareholder's knowledge, the market value of the preneed accounts, trusts or other deposits is equal to or greater than the preneed liability related to such accounts. The services provided by each Company since August 30, 1991 have been rendered in a professional and competent manner consistent with prevailing professional standards, practices and customs.

                  3.10. INTANGIBLE RIGHTS. Neither Shareholder has received, at any time (in the case of the Wallis Home) or since August 30, 1991 (in the case of the Erwin Home and the Williamson Home), notice that any Company is charged with infringement of any patent, trademark, trade secret, license or other similar proprietary rights of any other person in respect of the operation of the business of the Homes or the use or ownership of the Assets.

                  3.11. LICENSES, PERMITS, ETC. To each Shareholder's knowledge, each Company possesses all licenses, franchises, permits, certificates, consents, rights and privileges necessary or appropriate to the conduct of each Home's operations, except for any such license, franchise, permit, certificate, consent, right or privilege the absence of which would not, individually or in the aggregate, have a material adverse effect on the financial condition, business, operations or prospects of any Home or any of the Assets.

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                  3.12. LITIGATION. Other than the proceedings pending before the Federal Trade Commission which are the subject of the agreed consent orders referred to in Section 7.9, there are no claims, actions, suits, proceedings or investigations pending or, to each Shareholder's knowledge, threatened against or affecting any Company (with respect to the operation of the Homes) or any of the Assets, at law or in equity or before or by any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality, except for any such claim, action, suit, proceeding or investigation which would not, individually or in the aggregate, have a material adverse effect on the financial condition, business, operations or prospects of any Home or any of the Assets. No Company is subject to any continuing court or administrative order, writ, injunction or decree issued by any court or foreign, federal, state, municipal or other governmental department, commission, board, agency or instrumentality, in respect of the operation of the Homes or the use or ownership of the Assets.

                  3.13. COMPLIANCE WITH LAWS. Each Company has been operated, at all times (in the case of the Wallis Home) and since August 30, 1991 (in the case of the Erwin Home and the Williamson Home), in compliance with all federal, state, municipal and other statutes, rules, ordinances and regulations applicable to the Homes, the operation thereof and the Assets to be sold and conveyed to the Purchaser hereunder, except for any such noncompliance which would not, individually or in the aggregate, have a material adverse effect on the financial condition, business, operations or prospects of any Home or any of the Assets.

                  3.14. FINDERS. Neither any Shareholder nor any Company (nor
            Service Corporation International) is a party to or in any way obligated under any contract or other agreement, and there are no outstanding claims against any of them, for the payment of any broker's or finder's fee in connection with the origin, negotiation, execution or performance of this Agreement.

                  3.15. AUTHORITY. The execution, delivery and performance of this Agreement by the Shareholders and the Companies have been duly authorized by their respective Boards of Directors. This Agreement is legally binding and enforceable against each Shareholder and each Company in accordance with its terms. Neither the execution,

                                     - 10 -

            delivery nor performance of this Agreement by either Shareholder or any Company will result in a violation or breach of, nor constitute a default or accelerate the performance required under, the respective Certificate or Articles of Incorporation or bylaws of such Shareholder or such Company or any indenture, mortgage, deed of trust or other contract or agreement to which it is a party or by which it or its properties are bound, or violate any order, writ, injunction or decree of any court, administrative agency or governmental body.

                  3.16. FULL DISCLOSURE. The representations and warranties made by the Companies and the Shareholders hereunder or in any Schedules or certificates furnished to the Purchaser pursuant hereto, do not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the representations or warranties herein or therein, in light of the circumstances in which they are made, not misleading.

            4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants to and agrees with the Companies and the Shareholders that:

                  4.1. ORGANIZATION AND EXISTENCE. The Purchaser is a
            corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power to enter into and perform its obligations under this Agreement.

                  4.2. AUTHORITY OF THE PURCHASER. The execution, delivery and performance of this Agreement by the Purchaser has been duly authorized by its Board of Directors. This Agreement is valid and binding upon the Purchaser and enforceable against the Purchaser in accordance with its terms. Neither the execution, delivery or performance by the Purchaser of this Agreement will conflict with or result in a violation or breach of any term or provision of, nor constitute a default under, the Certificate of Incorporation or bylaws of the Purchaser or under any indenture, mortgage, deed of trust or other contract or agreement to which it is a party or by which it or its property is bound, or violate any order, writ, injunction or decree of any court, administrative agency or governmental body. At or prior to Closing, the Purchaser will have made all necessary applications and obtained all necessary licenses and permits, if any, which, together with the transfer of the Companies'

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            licenses and permits described in Section 1.1(viii), will be required in order to enable the Purchaser to acquire the Assets hereunder and consummate the Closing.

                  4.3. FINDERS. The Purchaser is not a party to or in any way obligated under any contract or other agreement, and there are not outstanding claims against it, for the payment of any broker's or finder's fee in connection with the origin, negotiation, execution or performance of this Agreement.

                  4.4. FULL DISCLOSURE. The representations and warranties made by the Purchaser hereunder, or in any certificates furnished to the Shareholders pursuant hereto or thereto, do not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the representations or warranties herein or therein, in light of the circumstances in which they are made, not misleading.

            5. COVENANTS OF THE COMPANIES AND THE SHAREHOLDERS PENDING CLOSING. The Companies and the Shareholders jointly and severally covenant and agree with the Purchaser that:

                  5.1. CONDUCT OF BUSINESS. From the date of this Agreement to the Closing Date, the business of each Home will be operated only in the ordinary course, and, in particular, without the prior written consent of the Purchaser, neither Shareholder nor any of the Companies will cause or permit any of the following actions to occur:

                        (i) cancel or permit any insurance applicable to the
                  Assets or any Home to lapse or terminate, unless renewed or replaced by like coverage;

                        (ii) commit any act or permit the occurrence of any
                  event or the existence of any condition of the type described in clause (iv) of Section 3.6; in addition, if any of the other events described in Section 3.6 occurs, the Shareholders will promptly notify the Purchaser of the existence and nature of such event;

                        (iii) alter, amend, cancel or modify in any respect any
                  of the Assumed Contracts or the standard form of, and terms and conditions applicable to, preneed contracts;

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                        (iv) sell or otherwise dispose of any of the fixed
                  assets described on Schedule 3.7; or

                        (v) hire, fire, reassign or make any other change in key
                  personnel of any Home.

                  5.2. ACCESS TO INFORMATION. Prior to Closing, the Shareholders
            will give and cause the Companies to give to the Purchaser and its counsel, accountants and other representatives, full and free access to all of the properties, books, contracts, commitments and records of the Homes so that the Purchaser may have full opportunity to make such investigation as it shall desire to make of the business, affairs and properties of the Homes.

                  5.3. CONSENTS AND APPROVALS. The Shareholders will use their best efforts to obtain the necessary consents and approvals of other persons which may be required to be obtained on their part and on the part of the Companies to consummate the transactions contemplated by this Agreement, including the approval of the Federal Trade Commission described in Section 7.9.

                  5.4. NO SHOP. For so long as this Agreement remains in effect, the Shareholders and the Companies agree that neither they nor Service Corporation International shall enter into any agreements or commitments, or initiate, solicit or encourage any offers, proposals or expressions of interest, or otherwise hold any discussions with any potential buyers, investment bankers or finders, with respect to the possible sale or other disposition of all or any substantial portion of the assets and business of any Home or any other sale of any Company (whether by merger, consolidation, sale or stock or otherwise), other than with the Purchaser; provided, however, that any such merger, consolidation or sale of stock may occur with either Shareholder or one or more of their wholly owned subsidiaries, provided that the successor entity joins in the execution of this Agreement to expressly acknowledge the assumption of the obligations hereunder of the applicable Company.

                  5.5 FINANCIAL REPORTING. On or before the 20th day after the end of each month prior to Closing, the Companies shall deliver to the Purchaser an Operating Statement for each Home as of the end of such month, each such Statement to set forth at least the gross revenues, operating expenses and operating income after deduction for operating expenses.

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            6. COVENANTS OF THE PURCHASER PENDING CLOSING. The Purchaser
      covenants with the Shareholders and the Companies that:

                  6.1. CONSENTS AND APPROVALS. The Purchaser will use its best efforts to obtain the necessary consents and approvals of other persons which may be required to be obtained on its part to consummate the transactions contemplated in this Agreement. In addition, the Purchaser agrees to furnish information regarding itself as may be reasonably required in connection with obtaining the approval of the Federal Trade Commission described in Section 7.9.

                  6.2. CONFIDENTIALITY. Prior to the Closing, the Purchaser and
            its representatives will hold in confidence any data and information obtained with respect to each Company from any representative, officer, director or employee of such Company, including their accountants or legal counsel, or from any books or records of any of them, in connection with the transactions contemplated by this Agreement. If the transactions contemplated hereby are not consummated, neither the Purchaser nor its representatives shall use such data or information or disclose the same to others, except as such data or information is published or is a matter of public knowledge or is required by an applicable law or regulation to be disclosed. If this Agreement is terminated for any reason, all written data and information obtained by the Purchaser from the Companies or the Shareholders or their representatives in connection with the transactions contemplated by this Agreement shall be returned to the Shareholder.

            7. CONDITIONS TO OBLIGATIONS OF THE PURCHASER. The obligations of the Purchaser under this Agreement shall be subject to the following conditions, any of which may be expressly waived by it in writing:

                  7.1. REPRESENTATIONS AND WARRANTIES TRUE; COVENANTS PERFORMED.
            The Purchaser shall not have discovered any error, misstatement or omission in the representations and warranties made by the Companies and the Shareholders in Section 3 hereof; the representations and warranties made by the Companies and the Shareholders herein shall be deemed to have been made again at and as of the time of Closing and shall then be true and correct; the Companies and the Shareholders shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing; and the Purchaser shall have received a certificate, signed by an executive officer of the Companies and the Shareholders, to the effect of the foregoing provisions of this
            Section 7.1.

                  7.2. OPINION OF COUNSEL. The Shareholders shall have caused to be delivered to the Purchaser an opinion of counsel for the Shareholders and the Companies, to the effect that:

                        (i) each Shareholder and each Company is a corporation
                  duly organized, validly existing and in good standing under the laws of its state of incorporation, and has all requisite corporate power to enter into and perform its obligations under this Agreement;

                        (ii) the execution, delivery and performance of this
                  Agreement by each Shareholder and each Company have been duly authorized by its respective Board of Directors;

                        (iii) this Agreement is valid and binding upon each
                  Shareholder and each Company and enforceable against them in accordance with its terms;

                        (iv) neither the execution, delivery or performance by
                  either Shareholder of this Agreement will conflict with or result in a violation or breach of any term or provision of, nor constitute a default under, the Certificate of Incorporation or bylaws of such Shareholder or under any material loan or credit agreement, indenture, mortgage, deed of trust or other contract or agreement known to such counsel and to which such Shareholder is a party or by which it or its property is bound, or violate any order, writ, injunction or decree known to such counsel and of any court, administrative agency or governmental body; and

                        (v) other than the FTC approval requirement described in
                  Section 7.9, no authorization, approval or consent of or declaration or filing with any governmental authority or regulatory body, federal, state or local, is necessary or required in connection with the execution and delivery of this Agreement by either Shareholder or any Company or the performance of their obligations hereunder, except for any consents which have already been obtained.

            Such opinion may, as to matters of fact, be given in reliance upon certificates of officers of the Shareholders and the Companies and certificates of public officials, copies of which shall be provided to the Purchaser at Closing. Any opinion as to the enforceability of any document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors rights and by principles of equity. Such opinion may be limited to federal law and the internal laws of the State of Texas.

                  7.3. NO LOSS OR DAMAGE. Prior to the Closing there shall not have occurred any loss or damage to a substantial portion of the physical assets and properties of any Home (regardless of whether such loss or damage was insured), the effect of which would have a material adverse effect on the condition, business, operations or prospects of such Home.

                  7.4. APPROVAL BY COUNSEL. All actions, proceedings,
            instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall have been approved by counsel for the Purchaser, and such counsel shall have been furnished with such certified copies of actions and proceedings and other instruments and documents as they shall have reasonably requested.

                  7.5. PRE-ACQUISITION REVIEW. The Purchaser and its
            representatives shall have completed a pre-acquisition review of the financial information and books and records of each Company, and shall have discovered no change in the business, assets, operations, financial condition or prospects of any Company which could, in the sole determination of the Purchaser, have an adverse effect on the value to the Purchaser of the business, assets, financial condition or prospects of the Homes and the Assets being purchased.

                  7.6. ENVIRONMENTAL REPORT. The Purchaser shall have conducted, at its expense, a Phase I (and, if deemed necessary by Purchaser, a Phase II) environmental audit of each Home and the Real Property by an environmental consulting firm selected by Purchaser, and the results of such report (together with any remedial action, if any, taken by the Companies in response thereto) shall be satisfactory to Purchaser in its sole discretion.

                  7.7. FINANCING COMMITMENT. The Purchaser shall have received, from Provident Services, Inc. or another financial institution acceptable to it, a written commitment, containing such terms and conditions and otherwise in form and substance acceptable to the Purchaser, providing for the extension of financing in order to provide the portion of the consideration for the Assets not furnished by the Purchaser or obtained by the Purchaser from other sources, and such commitment shall have been funded in such amount contemporaneously with the Closing.

                  7.8. FORMER OWNER CONTRACTS. Each of the other parties to the lease agreements, employment agreements and non-competition agreements described on Schedule 1.5 shall have consented to the assignment thereof by the respective Companies to the Purchaser, and each of such lease agreements, employment agreements and non-competition agreements shall have been extended, amended and otherwise modified, or new agreements entered into, in a manner and in form and content mutually acceptable to the Purchaser and each of such other parties.

                  7.9. FTC AND OTHER APPROVALS. The Purchaser shall have
            received written notice of the approval of the Purchaser and the transactions described herein by the Federal Trade Commission (the "FTC") under the FTC's consent decrees with Service Corporation International (as proposed and reported in 50 Fed.Reg. 37,359 (Aug. 6, 1991)) and with Sentinel (as proposed and reported in 50 Fed.Reg. 37,357 (Aug. 6, 1991)). In addition, the Shareholders shall have obtained all other consents and approvals of other persons and governmental authorities to the transactions contemplated in this Agreement.

                  7.10. MINIMUM WORKING CAPITAL. Each of the total accounts
            receivable and total inventories (determined in the manner described in Section 3.3) included within the Assets at Closing shall be at least in the amount thereof for the Homes (taken as a whole) at December 31, 1991 as set forth in Section 3.3, and the Shareholders shall have delivered to the Purchaser the written certification of the Shareholders to that effect, together with a listing of the accounts receivable and inventory of the Homes in substantially the same format as attached as Schedule 3.3 hereto, dated as no more than three business days preceding Closing.

            8. CONDITIONS TO OBLIGATIONS OF THE COMPANIES AND THE SHAREHOLDERS. The obligations of the Companies and the Shareholders under this Agreement shall be subject to the following conditions, any of which may be expressly waived by the Shareholders in writing:

                  8.1. REPRESENTATIONS AND WARRANTIES TRUE; COVENANTS PERFORMED.
            The Shareholders shall not have discovered any material error, misstatement or omission in the representations and warranties made by the Purchaser in Section 4 hereof; the representations and warranties made by the Purchaser herein shall be deemed to have been made again at and as of the time of Closing and shall then be true and correct; the Purchaser shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing; and the Shareholders shall have received a certificate, signed by an executive officer of the Purchaser, to the effect of the foregoing provisions of this Section 8.1.

                  8.2. OPINION OF COUNSEL. The Purchaser shall have caused to be delivered to the Shareholders an opinion of Butler & Binion, a registered limited liability partner ship, counsel for the Purchaser, to the effect that:

                           (i) the Purchaser is a corporation duly organized,
                  validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power to enter into and perform its obligations under this Agreement;

                        (ii) the execution, delivery and performance of this Agreement by the Purchaser have been duly authorized by its Board of Directors;

                       (iii) this Agreement is valid and binding upon the Purchaser and enforceable against the Pur-

                  chaser in accordance with its terms;

                        (iv)     neither the execution, delivery or per-

                  formance by the Purchaser of this Agreement will conflict with or result in a violation or breach of any term or provision of, nor constitute a default under, the Certificate of Incorporation or bylaws of the Purchaser or under any loan or credit agree-ment, indenture, mortgage, deed of trust or other contract or agreement known to such counsel and to which Purchaser is a party or by which it or its property is bound, or violate any order, writ, injunction or decree known to such counsel and of any court, administrative agency or governmental body; and

                           (v) other than the approval requirement described in
                  Section 7.9, no authorization, approval or consent of or declaration or filing with any governmental authority or regulatory body, federal, state or local, is necessary or required in connection with the execution and delivery of this Agreement by the Purchaser or the performance of its obligations hereunder, except for such consents which have already been obtained.

            Such opinion may, as to matters of fact, be given in reliance upon certificates of officers of the Purchaser and certificates of public officials, copies of which shall be provided to the Shareholder and the Companies at Closing. Any opinion as to the enforceability of any document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors rights and by principles of equity. Such opinion may be limited to federal law, the internal laws of the State of Texas and the General Corporation Law of the State of Delaware.

                  8.3. CONSENTS AND APPROVALS. The consents and approvals
            referred to in Section 7.9, including the approval of the FTC, shall have been obtained.

            9. NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

                  9.1. NATURE OF STATEMENTS. All statements contained in this
            Agreement or any Schedule hereto shall be deemed representations and warranties of the party executing or delivering the same.

                  9.2. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Regardless of any investigation made at any time by or on behalf of any party hereto, all covenants, agreements, representations and warranties made hereunder or pursuant hereto or any Schedule hereto or in connection with the transactions contemplated hereby and thereby shall not terminate, but shall survive the Closing and continue in effect thereafter for a period of two (2) years following the Closing, at which time they shall terminate (except as to claims which are then pending by written notice delivered prior to the expiration of such two-year period).

            10.   INDEMNIFICATION.

                  10.1. INDEMNIFICATION BY THE SHAREHOLDERS AND THE COMPANIES.
            The Shareholders and the Companies jointly and severally agree to indemnify and hold harmless the Purchaser and its successors and assigns from and against any and all losses, damages, liabilities, obligations, costs or expenses (any one such item being herein called a "Loss" and all such items being herein collectively called "Losses") which are caused by or arise out of (i) any breach or default in the performance by either Shareholder or any Company of any covenant or agreement of the Shareholders and the Companies contained in this Agreement, (ii) any breach of warranty or inaccurate or erroneous representation made by either Shareholder or any Company herein, in any Schedule delivered to the Purchaser pursuant hereto or in any certificate or other instrument delivered by or on behalf of any such Shareholder or any such Company pursuant hereto, (iii) any claim made against the Purchaser in respect of any liabilities or obligations of any Company (whether absolute or contingent) other than the Assumed Liabilities, and (iv) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees) incident to any of the foregoing.

                  10.2. INDEMNIFICATION BY THE PURCHASER. The Purchaser agrees to indemnify and hold harmless the Shareholders and the Companies and their successors and assigns from and against any Losses which are caused by or arise out of (i) any breach or default in the performance by the Purchaser of any covenant or agreement of the Purchaser contained in this Agreement, (ii) any breach of warranty or inaccurate or erroneous representation made by the Purchaser herein or in any certificate or other instrument delivered by or on behalf of the Purchaser pursuant hereto, (iii) any claim made against either Shareholder or any Company in respect of the Assumed Liabilities, (iv) any and all actions suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees) incident to any of the foregoing.

                  10.3. THIRD PARTY CLAIMS. If any third person asserts a claim against an indemnified party hereunder that, if successful, might result in a claim for indemnification against an indemnifying party hereunder, the indemnifying party shall be given prompt written notice thereof and shall have the right (i) to participate in the defense thereof and be represented, at its own expense, by advisory counsel selected by it, and (ii) to approve any settlement if the indemnifying party is, or will be, required to pay any amounts in connection therewith. Notwithstanding the foregoing, if within ten business days after delivery of the indemnified party's notice described above, the indemnifying party indicates in writing to the indemnified party that, as between such parties, such claims shall be fully indemnified for by the indemnifying party as provided herein, then the indemnifying party shall have the right to control the defense of such claim, provided that the indemnified party shall have the right (i) to participate in the defense thereof and be represented, at its own expense, by advisory counsel selected by it, and (ii) to approve any settlement if the indemnified party's interests are, or would be, affected thereby.

            11. TERMINATION.

                  11.1. BEST EFFORTS TO SATISFY CONDITIONS. The Shareholders and
            the Companies agree to use their best efforts to bring about the satisfaction of the conditions specified in Section 7 hereof and the Purchaser agrees to use its best efforts to bring about the satisfaction of the conditions specified in Section 8 hereof.

                  11.2. TERMINATION. This Agreement may be terminated prior to
            Closing by:

                        (a) the mutual consent of the Shareholders and the
                  Purchaser;

                        (b) the Purchaser if a material default shall be made by
                  either Shareholder or any Company in the observance or in the due and timely performance by any of their covenants herein contained, or if there shall have been a breach or misrepresentation by either Shareholder or any Company of any of their warranties and representations herein contained, or if the conditions of this Agreement to be complied with or performed by either Shareholder or any Company at or before the

                  Closing shall not have been complied with or performed at the time required for such compliance or performance and such noncompliance or nonperformance shall not have been expressly waived by the Purchaser in writing;

                        (c) the Shareholders if a material default shall be made
                  by the Purchaser in the observance or in the due and timely performance by the Purchaser of any of the covenants of the Purchaser herein contained, or if there shall have been a material breach or misrepresentation by the Purchaser of any of its warranties and representations herein contained, or if the conditions of this Agreement to be complied with or performed by the Purchaser at or before the Closing shall not have been complied with or performed at the time required for such compliance or performance and such noncompliance or nonperformance shall not have been expressly waived by the Sellers in writing;

                        (d) the Shareholders, if on or before April 30, 1992 the
                  Purchaser shall have failed to deliver to the Shareholders written notice to the effect that (i) the condition in Section
                  7.5 has been satisfied or waived by the Purchaser, (ii) the Purchaser has entered into the extensions, amendments, modifications or new agreements referred to in Section 7.8, all of which shall be conditioned on the occurrence of the Closing hereunder, or that such condition has otherwise been waived by the Purchaser, and (iii) the Purchaser shall have received the commitment referred to in Section 7.7, which shall be subject to the occurrence of the Closing hereunder and such other conditions as are typical to such commitments, or that such condition has otherwise been waived by the Purchaser; or

                           (e) the Shareholders or the Purchaser, if for any
                  reason the Closing shall have failed to occur on or before August 31, 1992.

                  11.3. LIABILITY UPON TERMINATION. If this Agreement is
            terminated under paragraph (a), (d) or (e) of Section 11.2, then no party shall have any liability to any other party hereunder. If this Agreement is terminated under paragraph (b) or (c) of Section 11.2, then (i) the party so terminating this Agreement shall not have any liability to any other party hereto, provided the terminating party has not breached any representation or warranty or failed to comply with any of its covenants in this Agreement, and (ii) such termination shall not prejudice the rights and remedies of the terminating party against any other party which has breached any of its representations, warranties or covenants herein prior to such termination.

            12. MISCELLANEOUS.

                  12.1. EXPENSES. Whether or not the Closing occurs, the parties shall each pay their own expenses in connection with the negotiation, preparation and carrying out of this Agreement and the consummation of the transactions contemplated herein.


                  12.2. BULK SALES LAWS. The transactions contemplated by this
            Agreement shall be consummated without compliance with the bulk sales laws of any state. If by reason of any applicable bulk sales law any claims are asserted by creditors of any Company, such claims shall be the responsibility of the Purchaser in the case of claims arising under any of the Assumed Liabilities, or the responsibility of the Companies and the Shareholders in the case of claims arising under any other liabilities of any Company.

                  12.3. TAXES. Any sales or transfer taxes which may be payable in connection with the sale of the Assets under this Agreement shall be paid by the Companies.

                  12.4. NOTICES. All notices, requests, consents and other
            communications hereunder shall be in writing and shall be deemed to have been given if personally delivered or mailed, first class, registered or certified mail, postage prepaid, as follows:

                           (i)   if to the Companies or
                                   the Shareholders to:

                                 Service Corporation International
                                 1929 Allen Parkway
                                 Houston, Texas  77019
                                 Attn:  President
                                 with a copy to:

                                 Legal Department
                                 Service Corporation International
                                 1929 Allen Parkway
                                 Houston, Texas  77019

                        (ii)     if to the Purchaser, to:

                                 Carriage Funeral Services, Inc.
                                 2000 Post Oak Blvd.
                                   Suite 2180
                                 Houston, Texas 77056
                                 Attention: Mr. Melvin C. Payne

                                 with a copy to:

                                 Butler & Binion, L.L.P.
                                 1000 Louisiana
                                   Suite 1600
                                 Houston, Texas 77002
                                 Attention:  Mr. W. Christopher Schaeper

            or to such other address as shall be given in writing by either party to the other party hereto.

                  12.5. ASSIGNMENT. This Agreement may not be assigned by either party hereto without the consent of the other party, provided, however, that following the Closing the Purchaser may assign its rights hereunder without the consent of the Shareholders or the Companies to a successor-in-interest to the Purchaser (whether by merger, sale of assets or otherwise).

                  12.6. SUCCESSORS BOUND. Subject to the provisions of Section
            12.5, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives.

                  12.7. NAME CHANGES. On or before 30 days following Closing, the Shareholders shall cause Wallis either to be merged into affiliated corporation or dissolved, or shall cause the corporate charter of Wallis to be amended, in any case so that the corporate name of neither Wallis nor any such affiliate shall be "Wallis and Son" or any derivative thereof (except that "Wallis-Stewart Funeral Home Inc." shall be permitted). In addition, within such

            30-day period, the Shareholders shall cause all assumed name or similar certificates for the names described in Section 1.1(vii) to be withdrawn, canceled or terminated.

                  12.8. SECTION AND PARAGRAPH HEADINGS. The section and
            paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                  12.9. AMENDMENT. This Agreement may be amended only by an
            instrument in writing executed by both parties hereto.

                  12.10. ENTIRE AGREEMENT. This Agreement and the Schedules,
            certificates and other documents referred to herein constitute the entire agreement of the parties hereto, and supersede all prior understandings with respect to the subject matter hereof and thereof.

                  12.11. GOVERNING LAW. This agreement shall be construed and enforced under and in accordance with and governed by the law of the State of Texas.

                  12.12. COUNTERPARTS. This Agreement may be executed in
            counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

            IN WITNESS WHEREOF, this Agreement has been executed and delivered in Houston, Texas as of the date first above written.

                                       THE PURCHASER:

                                       CARRIAGE FUNERAL SERVICES, INC.,
                                         a Delaware corporation

                                       By   /s/ MELVIN C. PAYNE
                                            MELVIN C. PAYNE, President

                                       THE COMPANIES:

                                       WALLIS & SONS FUNERAL HOMES, INC.,
                                         a Georgia corporation

                                       By /s/ JANET L. RILEY
                                          JANET L. RILEY, Vice President


                                       LANE FUNERAL HOME, INC.,
                                         a Delaware corporation

                                       By /s/ JANET L. RILEY
                                         JANET L. RILEY, Vice President


                                       LANE FUNERAL HOME, INC.,
                                         a Tennessee corporation

                                       By /s/ JANET L. RILEY
                                         JANET L. RILEY, Vice President


                                       THE SHAREHOLDERS:

                                       SCI FUNERAL SERVICES
                                         OF GEORGIA, INC., a Delaware
                                         corporation


                                       By /s/   VICTOR M. EVANS
                                         Name:  VICTOR M. EVANS
                                         Title: PRESIDENT

                                       SENTINEL GROUP, INC.,
                                         a Delaware corporation

                                       By /s/  JANET L. RILEY
                                         JANET L. RILEY, Vice President

                                     - 27 -


SCHEDULE       DESCRIPTION
- --------       -----------
  1.5        Assumed Contracts
  3.3        Accounts Receivable and Inventory
  3.7        Fixed Assets